                                                                  EXHIBIT 10(c)

                      FLORIDA PHYSICIANS INSURANCE COMPANY
                              HEALTH CARE FACILITY
                  CASUALTY FIRST THROUGH FOURTH EXCESS OF LOSS
                              REINSURANCE AGREEMENT
        ---------------------------------------------------------------

                              FINAL PLACEMENT SLIP


COMPANY:                Florida Physicians Insurance Company
                        a Florida corporation

PERIOD: Continuous and to take effect 12:01 a.m., Eastern Standard Time, January 1, 1996 (including prior acts), as respects claims made (or losses occurring as respects General Liability only) on and after 12:01 a.m., Eastern Standard Time, January 1, 1996, on policies attaching on and after 12:01 a.m., Eastern Standard Time, January 1, 1996.

CANCELLATION:           At any January 1 by either party via 90 days notice by
                        certified or registered mail. In the event of cancellation, each policy in force at cancellation date will be run off until its cancellation, natural expiration, or next anniversary date, whichever first occurs. Alternatively, the Company may elect to cancel the Reinsurers' liability on a cut-off basis as of the date of cancellation, and the Reinsurers will not be liable for any losses occurring and/or claims made on or after the cancellation date.

                        Regardless of the cancellation method, Reinsurers' liability will continue in the event any extended reporting period options are exercised in accordance with the Company's claims made policies and/or in the event the Company is bound by statute or regulation to continue coverage.


BUSINESS
COVERED: All business written and classified by the Company as Health Care Facility Liability Insurance, including General Liability written in conjunction with such business.

                        The Company's policies will not exceed 12 months duration and will contain a warranty to the effect that there have been no known incidents likely to give rise to a claim, other than those already reported to the Company.



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

FLORIDA PHYSICIANS INSURANCE COMPANY

                                HEALTH CARE FACILITIES CASUALTY EXCESS OF LOSS
                                                                       AR 4303





DEFINITIONS:           "Claims made" as used in this Agreement will mean those
                       claims first made against the insured during the policy period and occurring on or after the retroactive date, if any. The date on which a claim is made or reported will be understood to be the earlier of the date on which a written notice of claim is received by the Company, or a report by telephone is made to the Company by the insured or their representative.

                       "Retroactive date" as used in this Agreement will mean the date prescribed in the Company's policy, which is the earliest date losses can actually occur for which an insured can claim coverage.

                       "Extended reporting period" as used in this Agreement will mean a time period after a policy's termination date within which claims may be made with respect to occurrences happening between the original retroactive date, if any, and the original termination date of the policy.


EXCLUSIONS:            As attached.


TERRITORY:             To follow the Company's policies.


RETENTION              First Layer
AND
LIMIT: $500,000 ultimate net loss each and every loss, each and every insured, each and every policy, excess of
                              $500,000 ultimate net loss each and every loss, each and every insured, each and every policy.

                       Second Layer

                              $1,000,000 ultimate net loss each and every loss, each and every insured, each and every policy, excess of
                              $1,000,000 ultimate net loss each and every loss, each and every insured, each and every policy.

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FLORIDA PHYSICIANS INSURANCE COMPANY

                                HEALTH CARE FACILITIES CASUALTY EXCESS OF LOSS
                                                                       AR 4303



                       Third Layer

                                $4,000,000 ultimate net loss each and every loss, each and every insured, each and every policy, excess of
                                $2,000,000 ultimate net loss each and every loss, each and every insured, each and every policy.

                       Fourth Layer

                                $5,000,000 ultimate net loss each and every loss, each and every insured, each and every policy, excess of
                                $6,000,000 ultimate net loss each and every loss, each and every insured, each and every policy.

PREMIUM                The Company will pay the Reinsurers the following
AND                    percentages of the gross written premium on all
CEDING                 policies written or renewed with an effective date on or
COMMISSION:            after the inception of this Agreement:

                       FIRST LAYER

                              -------------------------------------------------------------------------
                                                                    Counties of Dade,
                                    Location of Insured               Broward, and         Balance of
                                                                       Palm Beach            State
                              -------------------------------------------------------------------------
                              Rate applied to gross written
                              premium charged by the Company
                              for the first $500,000 of                   29%                  18%
                              limits
                              -------------------------------------------------------------------------

                       SECOND THROUGH FOURTH LAYERS

                              -------------------------------------------------------------------------
                                                                     Counties of Dade,    Balance of
                                    Location of Insured                Broward, and         State
                                                                       Palm Beach
                              -------------------------------------------------------------------------
                              Rate applied to gross written         Second:......25%.........15%
                              premium charged by the Company        Third:.......41%.........21%
                              for the first $1,000,000 of           Fourth:......30%.........15%
                              limits
                              -------------------------------------------------------------------------


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FLORIDA PHYSICIANS INSURANCE COMPANY

                                HEALTH CARE FACILITIES CASUALTY EXCESS OF LOSS
                                                                       AR 4303



                       ALL LAYERS

                              25% flat ceding commission on gross written premium ceded.

OTHER                  Company permitted to purchase facultative reinsurance
REINSURANCE:           and to deduct the premium therefor; Company permitted to
                       purchase other treaty reinsurance, and to deduct the premium therefor if it inures to the benefit of this Agreement.


FUNDING OF             Letters of Credit required from unauthorized Reinsurers
RESERVES:              as respects outstanding case and bulk losses, expenses,
                       recoverables, and unearned premium.


LOSS EXPENSE:          Pro rata in addition to the ultimate net loss.


DECLARATORY
JUDGMENT               Included hereunder, whether or not a loss is sustained
EXPENSE:               as a result of the action, as per the definition
                       attached.



REPORTS                Reports and remittances within 60 days following the
AND                    end of each quarter, to include all information required
REMITTANCES:           by Reinsurers for completion of their NAIC reports.


OTHER                  Reinsurers will be subject to terms, conditions,
PROVISIONS:            interpretations, waivers, modifications, and alterations
                       of the Company's policies that are the subject of this Agreement.

                       Access to Records Clause
                       Amendments Clause
                       Aon Re Inc. Intermediary Clause (does not apply to General Re)
                       Arbitration Clause
                       Delays, Errors, or Omissions Clause


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FLORIDA PHYSICIANS INSURANCE COMPANY

                                HEALTH CARE FACILITIES CASUALTY EXCESS OF LOSS
                                                                       AR 4303





                       Claims Review Clause
                       Correspondence and Payments Clause (applicable to General Re only)
                       Excess of Original Policy Limits (90%)/Extra
                          Contractual Obligations  (90%) Clause -
                          as attached.
                       Insolvency Clause
                       Loss Notices and Settlements Clause - as attached Net Retained Liability Clause Offset Clause (all Agreements) Subrogation Clause Service of Suit Clause (NMA 1998) Ultimate Net Loss, Loss Expense, Declaratory Judgment
                          Expense, and Right of Appeals Clause - as attached

UNDERWRITING
INFORMATION:           The maximum schedule credit that the Company will allow
                       in respect of the base premiums to which the above rates will be applied will be 15%.









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FLORIDA PHYSICIANS INSURANCE COMPANY

                                HEALTH CARE FACILITIES CASUALTY EXCESS OF LOSS
                                                                       AR 4303




In accordance with your instructions we have placed reinsurance with the Reinsurer(s) listed hereon, subject to the terms and conditions hereinabove stated. We ask that you promptly advise us if the terms, conditions, or Reinsurer(s) vary in any respect from your instructions. Aon Re Inc. will not be responsible for the financial or other obligations of any Reinsurer(s). Should you desire financial information regarding the Reinsurer(s) listed hereon, please contact us and we will furnish it.

REINSURED WITH:

                                                            PERCENTAGE
                                                            ----------

                                              1ST & 2ND       THIRD         FOURTH
                                                LAYER         LAYER          LAYER
                                                -----         -----          -----

DOMESTIC REINSURERS:
General Reinsurance Corp.                       50.00%        50.00%        50.00%
TIG Reinsurance Company                         10.91%        10.91%        10.91%

        TOTAL FOR DOMESTIC REINSURERS:          60.91%        60.91%        60.91%


FOREIGN REINSURERS:
CNA International Reins. Co. Ltd.                5.21%         9.54%        12.34%
Eisen Und Stahl                                  1.04%         0.95%         1.24%
Hannover Ruck - Germany                          4.17%         3.81%         4.94%
Terra Nova Ins. - England                        2.61%         2.54%         2.06%
Unionamerica Ins. Co. - England                  5.21%         9.54%         6.17%
Zurich Re (UK) Ltd. London, England             20.85%        12.71%        12.34%

        TOTAL FOR FOREIGN REINSURERS:           39.09%        39.09%        39.09%


TOTAL FOR ALL PARTICIPANTS:                    100.00%       100.00%       100.00%
                                               ======        ======        ======


The Reinsurers' obligations under this Agreement are several and not joint and are limited solely to the extent of their individual participations. The Reinsurers are not responsible for the participation of any co-subscribing Reinsurer who for any reason does not satisfy all or part of its obligations.




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FLORIDA PHYSICIANS INSURANCE COMPANY

                                HEALTH CARE FACILITIES CASUALTY EXCESS OF LOSS
                                                                       AR 4303




Assuming that you find everything in order, please indicate your acceptance and approval by signing and returning this Placement Slip to Aon Re Inc., 201 California Street, Suite 900, San Francisco, California 94111.

ACCEPTED &
APPROVED:
         ----------------------------------------------------------------------

REFERENCE
NUMBER:                                                    DATED:
       ----------------------------------------------------      --------------

(For processing purposes it is important that you provide your Company's reference number for this program.)












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

FLORIDA PHYSICIANS INSURANCE COMPANY

                                HEALTH CARE FACILITIES CASUALTY EXCESS OF LOSS
                                                                       AR 4303





                                 EXCLUSION LIST

No reinsurance indemnity will be afforded under this Agreement for:

        A. All liability of the Company arising, by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, fee, or other obligation in whole or in part.

        B. Reinsurance assumed by the Company other than inter-company reinsurance.

        C. Loss or liability excluded by the provisions of the Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A. - attached to this Agreement, or as may be revised hereafter by the Lloyd's Underwriters' Non-Marine Association.

        D.     Managed Care Errors and Omissions insurance.

        E.     The following types of business:

               1. SIR business or business with deductibles greater than $250,000.

               2. Business attaching in excess of insurance written by other carriers.

               3. Any risk with a reported loss greater than $1,000,000 in any one year or a combined incurred loss ratio of more than 95% for the preceding three years.

               4.     Risks located in Dade, Broward, or Palm Beach counties.

               5. Any risks with an experience modification factor greater than 1.150 (15% debit).

               6.     All risks involving:

                      a.     Multiple location hospitals.




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FLORIDA PHYSICIANS INSURANCE COMPANY

                                HEALTH CARE FACILITIES CASUALTY EXCESS OF LOSS
                                                                       AR 4303


                      b.     Hospitals with more than 400 beds.


                      c. Hospitals producing more than $500,000 in premiums.


        Should the Company, by reason of an inadvertent act, error, or omission, be bound to afford coverage excluded under exclusions E 1 through 6 above, or should an existing insured extend its operations to include coverage excluded under exclusions E 1 through 6 above, the Reinsurers will waive the exclusion(s). The duration of said waiver will not extend beyond the time that notice of such coverage has been received by the responsible underwriting authority of the Company plus:

        A. The minimum time period required thereafter for the Company to obtain special acceptance from the Reinsurers (as provided in the following paragraph); or

        B. If special acceptance is not granted by the Reinsurers, the minimum time period required thereafter for the Company to terminate such coverage.


        The Company may submit to the Reinsurers, for special acceptance hereunder, business excluded by exclusions E 1 through 6. If said business is accepted by the Reinsurers, it will be subject to the terms of this Agreement, except as such terms are modified by such acceptance. Any special acceptance business covered under the reinsurance Agreement being replaced by this Agreement will be automatically covered hereunder. Further, should Reinsurers become a party to this Agreement subsequent to the acceptance of any business not normally covered hereunder, they will automatically accept same as being a part of this Agreement.

                          LOSS NOTICES AND SETTLEMENTS

        The Company will advise the Reinsurers promptly of all losses reserved at $100,000 from the ground up, or that, in the opinion of the Company, may involve the Reinsurers under this Agreement, and of all subsequent developments pertaining thereto that may materially affect them as well; however, such losses will be reported to the Second and higher Layers only if a cession has been made to the Layer in question. Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurers under this Agreement, provided the Company informs the Reinsurers of such omission promptly upon discovery.











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

FLORIDA PHYSICIANS INSURANCE COMPANY

                                HEALTH CARE FACILITIES CASUALTY EXCESS OF LOSS
                                                                       AR 4303




        The Company will have the right to settle all claims under its policies. The settlements, provided they are within the terms of the Company's policies and of this Agreement, will be unconditionally binding on the Reinsurers in proportion to their participation in this Agreement. The Company will likewise, at its sole discretion, commence, continue, defend, or withdraw from actions, suits, or proceedings and generally handle all matters related to all claims and losses, and all payments made and costs and expenses incurred in connection therewith, or in taking legal advice therefor, will be shared by the Reinsurers. When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Agreement, and the Company and the Reinsurers will cooperate in every respect in such defense. Amounts due the Company hereunder in the settlement of ultimate net loss and loss expense will be payable by the Reinsurers immediately upon being furnished by the Company with reasonable evidence of the amount paid or to be paid in excess of the Company's retention as set forth in the Retention and Limit Sections of the Exhibits attached hereto.


           EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS LIMITS LIABILITY

        This Agreement will extend to cover any losses arising from claims-related extra contractual obligations and/or excess limits liability:

        A. In the case of the First and Second Layers, provided a cession has been made to this Agreement in respect of the policy under which the extra contractual obligations and/or excess limits liability loss arises;

        B. In the case of the Third and Fourth Layers, provided a cession has been made to the Layer in question in respect of the policy under which the extra contractual obligations and/or excess limits liability loss arises.


        "Extra contractual obligations" as used in this Agreement will mean those liabilities not covered under any other provision of this Agreement, which arise from the handling of any claim on business covered hereunder; such liabilities arising because of, but not limited to, the following: failure to settle within the policy limit, by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement, in the preparation of the defense, in the trial of any action against the insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action.

        "Excess limits liability" as used in this Agreement will mean damages payable in excess of the policy limit as a result of alleged or actual negligence, fraud, or bad faith in



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

FLORIDA PHYSICIANS INSURANCE COMPANY

                                HEALTH CARE FACILITIES CASUALTY EXCESS OF LOSS
                                                                       AR 4303




failing to settle and/or rejecting a settlement within the policy limit, in the preparation of the defense, in the trial of any action against the insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action. Excess limits liability is any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured policy.

        There will be no recovery hereunder where the extra contractual obligation or excess limits liability has been incurred due to fraud committed by a member of the board of directors or a corporate officer of the Company, acting individually, collectively, or in collusion with a member of the board of directors, a corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Company.

        The date on which any extra contractual obligation and/or excess limits liability is incurred by the Company will be deemed, in all circumstances, to be the date of the original loss (as respects occurrence-basis policies), or the first claim made against the Company's policy (in the case of claims-made-basis policies). Nothing in this Article will be construed to create a separate or distinct loss apart from the original covered loss that gave rise to the extra contractual obligations and/or excess limits liability discussed in the preceding paragraphs. In no event will the total liability of the Reinsurers exceed their applicable limit of liability as set forth in the Retention and Limit Sections of the Exhibits attached hereto.


                       ULTIMATE NET LOSS, LOSS EXPENSE AND
                          DECLARATORY JUDGMENT EXPENSE

        "Ultimate net loss" as used in this Agreement will mean the amount of any settlement, award, or judgment paid by the Company or for which the Company has become liable to pay, including: plaintiff's attorney fees where applicable; interest accrued prior to final judgment if included as part of loss on reinsured policies; 90% of any claims-related extra contractual obligations where applicable and/or 90% of any claims-related excess limits liability where applicable (however, the maximum contribution to ultimate net loss as respects any one extra contractual obligations and/or excess limits liability action will be $2,000,000); and declaratory judgment expense where the Company has not paid or has not become liable to pay any settlement, award, or judgment under its policy. Ultimate net loss will also include any coinsurance retention, deductible, or self-insured retention paid by the insured. Ultimate net loss will not include loss expense. All recoveries and subrogations which are actually recovered, and inuring reinsurance whether recovered or not, will be deducted from the amount of the ultimate net loss. Nothing, however, in this Agreement will be construed as meaning that losses are not recoverable hereunder until the actual loss to the Company has been ascertained.







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
FLORIDA PHYSICIANS INSURANCE COMPANY

                                HEALTH CARE FACILITIES CASUALTY EXCESS OF LOSS
                                                                       AR 4303



         "Loss expense" as used in this Agreement will mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under policies reinsured hereunder, including court costs, interest accrued prior to judgment if included as part of expense on reinsured policies, and interest accrued after final judgment, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees. Loss expense will also include declaratory judgment expense incurred by the Company in an action that results in a loss to the Company (however, the maximum contribution to loss expense as respects declaratory judgment expense arising from any one declaratory judgment action will be $2,000,000). Loss expense where incurred in connection with claims involving this Agreement will be apportioned between the Company and the Reinsurers in proportion to their respective interests as finally determined.

         "Declaratory judgment expense" as used in this Agreement will mean all expenses incurred by the Company in connection with declaratory judgment actions brought to determine the Company's defense and/or indemnification obligations that are allocable to specific policies and claims subject to this Agreement. Declaratory judgment expense will be deemed to have been fully incurred by the Company on the date of the actual or alleged loss under the Company's policy giving rise to the action.












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